                                                                      EXHIBIT 99


                            ANNUAL CEO CERTIFICATION
                              (SECTION 303A.12(a))



As the Chief Executive Officer of Atmos Energy Corporation, and as required by
Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's Corporate Governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed as an attachment hereto.



By:   /s/ ROBERT W. BEST
      --------------------------------------------------
       Name:   Robert W. Best
       Title:  Chairman, President and
               Chief Executive Officer


Date:  November 19, 2004